                                                                   EXHIBIT 10.1a

                   FIRST AMENDMENT TO DISTRIBUTION AGREEMENT
                   -----------------------------------------


     First Amendment to Distribution Agreement dated as of April 18, 1997 by and between The TJX Companies, Inc., a Delaware corporation (f/k/a Zayre Corp.) ("TJX"), and Waban Inc., a Delaware corporation ("Waban"). TJX and Waban are referred to collectively herein as the "Parties."

     WHEREAS, the Parties are signatories to a Distribution Agreement dated as of May 1, 1989 (the "Distribution Agreement") pursuant to which, among other things, Waban agreed to indemnify TJX for certain Waban Liabilities.

     WHEREAS, Waban has stated its intention of consummating a transaction providing for (i) the transfer by Waban of the assets of its BJ's Wholesale Club division to a newly formed subsidiary, BJ's Wholesale Club, Inc. ("BJ's"), and
(ii) the subsequent transfer, through a special dividend (the "Distribution"), of the stock of BJ's to the stockholders of Waban (the "Spinoff").

     WHEREAS, the Parties desire to modify the Distribution Agreement to reflect the change in circumstances caused by the consummation of the Spinoff.

     Now, therefore, in consideration of the premises and the mutual promises and covenants contained herein, the Parties agree as follows.

     1.  Definitions.  Capitalized terms not defined herein shall have the
         -----------
meanings ascribed to them in the Distribution Agreement. Any references to Waban shall be construed to include HomeBase, Inc. on and after the date on which the Distribution is made to the stockholders of Waban (the "Effective Date").

         1.01  "BJ's" shall have the meaning set forth in the recitals hereof.
                ----

         1.02  "BJ's Lease" shall mean any lease or sub-lease of property ever
                ----------
used in connection with the Waban Businesses for which TJX or any Affiliate thereof may be liable as a tenant, surety, sub-lessee or guarantor, other than
(i) a HomeBase Lease and (ii) the One Mercer Road, Natick, Massachusetts lease, to the extent (and only to the extent) provided in the letter, dated April 18, 1997, from Mark G. Borden, counsel for Waban, to Luc A. Despins, counsel for TJX.

         1.03  "Distribution Agreement" shall have the meaning set forth in the
                ----------------------
recitals hereof.

         1.04  "HomeBase Lease" shall mean any of the leases or sub-leases of
                --------------
property listed on the Schedule of Leases for which TJX or any Affiliate thereof may be liable as a tenant, sub-lessee, surety or guarantor.

         1.05  "Indemnification Agreement" shall have the meaning set forth in
                -------------------------
section 4.02 hereof.

         1.06  "Parties" shall have the meaning set forth in the recitals
                -------
hereof.

         1.07  "Schedule of Leases" shall mean the schedule of leases initialed
                ------------------
by the parties, provided as of the date hereof and setting forth the HomeBase Leases.

         1.08  "Spinoff" shall have the meaning set forth in the recitals
                -------
hereof.

         1.09  "TJX" shall have the meaning set forth in the recitals hereof.
                ---

         1.10  "Waban" shall have the meaning set forth in the recitals hereof.
                -----

     2.  Covenants Regarding Extension or Renewal of HomeBase Leases. Waban
         -----------------------------------------------------------
hereby covenants that it shall not increase the amount of base rent scheduled to come due under, extend the term of, or exercise any option to renew or extend any HomeBase Lease without first securing from the Person holding the landlord's interest and from any mortgagee with respect to the HomeBase Lease in question (if the consent of such Person or mortgagee is required to release any Liability of TJX and its Affiliates on such HomeBase Lease), a full and complete release of Liability of TJX and its Affiliates on any such HomeBase Lease, in a form reasonably satisfactory to TJX. Waban shall not transfer or assign any HomeBase Lease unless the transferee or assignee shall execute and deliver an agreement to be bound by terms equivalent to the terms of this section 2 (which would also condition subsequent transfers or assignments upon an equivalent transfer restriction) and Waban will be liable to TJX for any breach thereof.

     3.  Reporting Obligations and Access to Information.  Waban shall provide
         -----------------------------------------------
TJX with 30 days prior written notice of its intention to extend or renew, transfer or assign any HomeBase Lease, and Waban shall provide TJX with any document (including releases) executed in satisfaction of Waban's obligations under section 2 hereof. Moreover, Waban shall afford TJX and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing Information) and duplicating rights during normal business hours to Information within Waban's possession relating to the HomeBase Leases insofar as such access is reasonably required by TJX.

     4.  Reaffirmation.
         -------------

         4.01 Each Party hereby acknowledges and represents to each other that the Distribution Agreement is presently, and upon giving effect to this First Amendment will be, valid and enforceable in accordance with its terms, not subject to any defenses, counterclaims or right of set-off whatsoever.

         4.02 Except as modified by this First Amendment, the Distribution Agreement shall remain in full force and effect in accordance with its terms. The fact that BJ's has entered into an Indemnification Agreement dated as of April 18, 1997 (the "Indemnification Agreement") shall not be used as a defense (other than as a defense of payment if and to the extent that BJ's had paid such Liability to a TJX Indemnitee pursuant to the Indemnification Agreement) by Waban to any claim of TJX against Waban.

     5.  No Third-Party Beneficiaries.  This First Amendment shall not confer
         ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and assigns.

     6.  Entire Agreement.  This First Amendment (including the documents
         ----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings and agreements (other than the Distribution Agreement and any other agreement between the parties that expressly so provides), by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     7.  Succession and Assignment.  This First Amendment shall be binding upon
         -------------------------
and inure to the benefit of the Parties and their respective successors and assigns.

     8.  Counterparts.  This First Amendment is an agreement under seal and may
         ------------
be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     9.  Headings.  The section headings contained in this First Amendment are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this First Amendment.

     10. Notices.  All notices, requests, demands, claims, and other
         -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to TJX:
         ---------

         The TJX Companies, Inc.
         770 Cochituate Road
         Framingham, Massachusetts  01701
         Telecopy No.:  (508) 390-2457
         Attention:  General Counsel

         Copy to:
         -------

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, New York  10022
         Telecopy No.:  (212) 446-4900
         Attention:  Luc A. Despins, Esq.

         If to Waban:
         -----------

         Waban Inc.
         One Mercer Road
         Natick, Massachusetts  01760
         Telecopy No.:  (508) 651-6251
         Attention:  Treasurer

         Copy to:
         -------

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts  02109
         Telecopy No.:  (617) 526-5000
         Attention:  Mark G. Borden, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.  Governing Law.  This First Amendment shall be governed by and
          -------------   ---------------------------------------------
construed in accordance with the domestic laws of the Commonwealth of
- ---------------------------------------------------------------------
Massachusetts without giving effect to any choice or conflict of law provision
- ------------------------------------------------------------------------------
or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction)
- --------------------------------------------------------------------------------
that would cause the application of the laws of any jurisdiction other than the
- -------------------------------------------------------------------------------
Commonwealth of Massachusetts.
- -----------------------------

     12.  Amendments and Waivers.  No amendment of any provision of this First
          ----------------------
Amendment shall be valid unless the same shall be in writing and signed by TJX and Waban. No waiver by any Party of any default or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     13.  Severability.  Any term or provision of this First Amendment that is
          ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     14.  Expenses.  Each Party will bear his or its own costs and expenses
          --------
(including legal fees and expenses) incurred in connection with this First Amendment.

     15.  Construction.  The Parties have participated jointly in the
          ------------
negotiation and drafting of this First Amendment. In the event an ambiguity or question of intent or interpretation arises, this First Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this First Amendment.

     16.  Specific Performance.  Each Party acknowledges and agrees that the
          --------------------
other Party would be damaged irreparably in the event any of the provisions of this First Amendment are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this First Amendment and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     17.  Modifications to Indemnification Rights.  Sections 7.4.2, 7.4.3, and
          ---------------------------------------
7.4.4 of the Distribution Agreement shall not apply to Third Party Claims against TJX arising out of, or in any way relating to, HomeBase Leases.

     18.  Indemnification Agreement.  Waban shall cause BJ's to execute the
          -------------------------
Indemnification Agreement in the form attached hereto as Exhibit "A".

     19.  Spinoff.  Waban hereby covenants that the Spinoff will only be
          -------
effected by the transfer of the assets of the BJ's Wholesale Club division to BJ's, and not to any other person or entity.

     20.  Further Assurances.  Each Party to this First Amendment shall execute
          ------------------
such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and of the Distribution Agreement.

     21.  Authority.  The Parties hereto represent and warrant to each other
          ---------
that the signatories to this First Amendment are authorized to execute this First Amendment; that each has full power and authority to enter into this First Amendment; that this First Amendment is duly executed and delivered, and constitutes a valid, binding agreement in accordance with its terms.

     22.  Effective Date.  This First Amendment, and all of the rights and
          --------------
obligations of the Parties hereunder, shall become effective upon the Effective Date, and if the Effective Date does not occur by December 31, 1997, this First Amendment shall be null and void.

     23.  Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE
          --------------------
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY A PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 23 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS FIRST AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS FIRST AMENDMENT.

                                     *****

     IN WITNESS HEREOF, the Parties hereto have executed this First Amendment as of the date first above written.

                                    THE TJX COMPANIES, INC.


                                    By:     /s/ Donald G. Campbell
                                            ---------------------------
                                    Title:  Executive Vice President
                                            ---------------------------


                                    WABAN INC.


                                    By:     /s/ Edward J. Weisberger
                                            ---------------------------
                                    Title:  Senior Vice President
                                            ---------------------------

                                                        EXHIBIT "A" to
                                                        First Amendment to
                                                        Distribution Agreement


                           INDEMNIFICATION AGREEMENT
                           -------------------------


     Indemnification Agreement dated as of April 18, 1997 by and between The TJX Companies, Inc., a Delaware corporation (f/k/a Zayre Corp.) ("TJX"), and BJ's Wholesale Club, Inc., a Delaware corporation ("BJ's"). TJX and BJ's are referred to collectively herein as the "Parties."

     WHEREAS, Waban Inc. ("Waban") and TJX are signatories to a Distribution Agreement, dated as of May 1, 1989 (as amended on April 18, 1997, the "Distribution Agreement"), pursuant to which, among other things, Waban agreed to indemnify TJX for certain Waban Liabilities (as defined in the Distribution Agreement).

     WHEREAS, Waban has stated its intention of consummating a transaction providing for (i) the transfer by Waban of the assets of its BJ's Wholesale Club division to BJ's, a newly formed subsidiary of Waban, and (ii) the subsequent transfer, through the declaration and distribution of a special dividend (the "Distribution"), of the stock of BJ's to the stockholders of Waban (the "Spinoff").

     WHEREAS, the Parties desire to enter into this indemnification agreement to provide for BJ's indemnification of TJX for certain Waban Liabilities (as defined in the Distribution Agreement), effective upon the date on which the Distribution is made to Waban's stockholders (the "Effective Date").

     Now, therefore, in consideration of the premises and the mutual promises and covenants contained herein, the Parties agree as follows.

     1.  Definitions.  Capitalized terms not defined herein shall have the
         -----------
meanings ascribed to them in the Distribution Agreement.

         Any references on or after the Effective Date to Waban shall be construed to include HomeBase, Inc.

         1.01 "Applicable Credits" shall have the meaning set forth in section 7
               ------------------
hereof.

         1.02 "BJ's" shall have the meaning set forth in the recitals hereof.
               ----

         1.03 "BJ's Control Period" shall have the meaning set forth in
               -------------------
section 4 hereof.

         1.04  "BJ's Lease" shall mean any lease or sub-lease of property ever
                ----------
used in connection with the Waban Businesses for which TJX or any Affiliate thereof may be liable as a tenant, surety, sub-lessee or guarantor, other than
(i) a HomeBase Lease and (ii) the One Mercer Road, Natick, Massachusetts lease, to the extent (and only to the extent) provided in the letter, dated April 18, 1997, from Mark G. Borden, counsel for Waban, to Luc A. Despins, counsel for TJX.

         1.05  "BJ's Lease Liability" shall mean (i) any Liability arising in
                --------------------
connection with a BJ's Lease or a BJ's Third Party Claim and (ii) any Liability arising in connection with a HomeBase Lease or a HomeBase Third Party Claim, other than a HomeBase Lease Liability.

         1.06  "BJ's Lease Liability Payment" shall mean an amount paid by BJ's
                ----------------------------
(or by TJX, if BJ's breaches its obligation, pursuant to sections 3 and 5.01 hereof, to make all payments on account of such Liabilities) in satisfaction of a BJ's Lease Liability.

         1.07  "BJ's Third Party Claim" shall mean a Third Party Claim arising
                ----------------------
out, or relating to, a BJ's Lease.

         1.08  "Disabling Conduct" shall mean the conduct of a Person that
                -----------------
constitutes fraud, self-dealing, willful violation of the law, bad faith or gross negligence.

         1.09  "Distribution" shall have the meaning set forth in the recitals
                ------------
hereof.

         1.10  "Distribution Agreement" shall have the meaning set forth in the
                ----------------------
recitals hereof.

         1.11  "Effective Date" shall have the meaning set forth in the recitals
                --------------
hereof.

         1.12  "First Amendment" shall mean the First Amendment to the
                ---------------
Distribution Agreement, dated as of April 18, 1997.

         1.13  "HomeBase Lease" shall mean any of the leases or sub-leases of
                --------------
property listed on the Schedule of Leases for which TJX or any Affiliate thereof may be liable as a tenant, sub-lessee, surety or guarantor.

         1.14  "HomeBase Lease Liability" shall mean (i) any Liability arising
                ------------------------
under any HomeBase Lease, during the current term (without any extension or renewals after the date hereof) of such HomeBase Lease as set forth on the Schedule of Leases, for any of the Specified Obligations in regard to such HomeBase Lease and

(ii) any Liability arising by reason of any HomeBase Third Party Claim with respect to any Liability described in clause (i) of this section 1.14.

         1.15  "HomeBase Lease Liability Payment" shall mean any amount paid by
                --------------------------------
 TJX or BJ's in satisfaction of any HomeBase Lease Liability.

         1.16  "HomeBase Third Party Claim" shall mean a Third Party Claim
                --------------------------
arising out of, or relating to, a HomeBase Lease.

         1.17  "Liability" shall mean any and all debts, liabilities and
                ---------
obligations, absolute or contingent, mature or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), and all costs and expenses related thereto, including, without limitation, (i) those debts, liabilities and obligations arising under any law, rule, regulation, action, threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking, (ii) reasonable attorneys' and accountants' fees, (iii) fees paid to real estate consultants and brokers, and (iv) amounts paid or incurred in investigating, preparing or defending against Third Party Claims or settling or mitigating such claims (including, without limitation, costs for repairs, remodeling or any other modification to premises that are incurred in connection with the letting of the premises).

         1.18  "Net HomeBase Lease Liability Payments" shall have the meaning
                -------------------------------------
set forth in section 7 hereof.

         1.19  "Parties" shall have the meaning set forth in the recitals
                -------
hereof.

         1.20  "Schedule of Leases" shall mean the schedule of leases initialed
                ------------------
by the parties, provided as of the date hereof and setting forth the HomeBase Leases.

         1.21  "Significant Subsidiary" shall have the meaning set forth in
                ----------------------
section 6.01(d)(i) hereof.

         1.22  "Specified Obligations" shall mean, in regard to any HomeBase
                ---------------------
Lease, (i) the base rent in regard to such HomeBase Lease, provided, however,
                                                           --------  -------
that any such base rent in excess of the annual base rent set forth with respect to such HomeBase Lease in the Schedule of Leases shall not constitute Specified Obligations except to the extent, and then only to the extent, that the amount of such excess results from the fact that the actual rate of adjustment in minimum rent exceeds that reflected in the Schedule of Leases because the actual rate of increase in the CPI (or similar inflation index) used to calculate such increase under the current terms of such HomeBase Lease exceeds the 3% annual rate assumed in developing the Schedule of Leases; and
(ii) such amounts of common area maintenance charges and property taxes and similar assessments as come due from time to time under the terms of such HomeBase Lease as such terms are currently in effect.

         1.23  "Spinoff" shall have the meaning set forth in the recitals
                -------
hereof.

         1.24  "Third Party Claim" shall mean the assertion by a Person (other
                -----------------
than Waban, TJX, BJ's or any of their Affiliates) of any claim or the commencement by any such Person of any Action against any TJX Indemnitee.

         1.25  "TJX" shall have the meaning set forth in the recitals hereof.
                ---

         1.26  "TJX Control Period" shall have the meaning set forth in section
                ------------------
6.04 hereof.

         1.27  "TJX Indemnitees" shall mean TJX, its Affiliates and their
                ---------------
directors, officers, employees, representatives, attorneys, accountants, and agents.

         1.28  "Waban" shall have the meaning set forth in the recitals hereof.
                -----

     2.  Indemnification for Breach of First Amendment.  BJ's shall indemnify
         ---------------------------------------------
and hold harmless the TJX Indemnitees for any and all Liability paid or satisfied by the TJX Indemnitees arising out of the non-performance by Waban or any assignee, for any reason (including bankruptcy), of the covenants contained in section 2 of the First Amendment, as such covenants existed on the date hereof, or any agreement entered into in accordance with said covenants.

     3.  Indemnification for BJ's Leases.  BJ's shall indemnify and hold
         -------------------------------
harmless the TJX Indemnitees for one hundred percent (100%) of any BJ's Lease Liability Payment.

     4.  Indemnification for HomeBase Leases.  BJ's shall indemnify and hold
         -----------------------------------
harmless the TJX Indemnitees for fifty percent (50%) of any Net HomeBase Lease Liability Payment. Notwithstanding anything to the contrary contained in this Agreement, BJ's shall indemnify and hold harmless the TJX Indemnitees for one hundred percent (100%) of any HomeBase Lease Liability Payment that is made either during or with respect to the period up to and including January 31, 2003 (the "BJ's Control Period"), net of an amount equal to the fair market value of any benefit (such as by way of example, any rental income received by TJX or any Affiliate thereof from a sublease with respect to the HomeBase Lease that is the subject of the HomeBase Lease Liability Payment in question) that has inured to TJX or any Affiliate thereof during the BJ's Control Period (i) in regard to the premises that are the subject of the HomeBase Lease as to which the HomeBase Lease Liability Payment in question was made or (ii) by reason of any claim made by TJX against any third party for reimbursement in whole or in part of the HomeBase Lease Liability Payment in question.

     5.  Control of Third Party Claims and Payment Mechanism.
         ---------------------------------------------------

         5.01 BJ's shall have control of the defense and settlement of all BJ's Third Party Claims and shall be obligated to make all BJ's Lease Liability Payments. TJX shall have the right, at its expense, to participate with BJ's in the defense and settlement of such BJ's Third Party Claims.

         5.02 During the BJ's Control Period, BJ's shall have the right to control the defense and settlement of all HomeBase Third Party Claims, and shall be obligated to make all HomeBase Lease Liability Payments with respect thereto. During the BJ's Control Period, TJX shall have the right to participate, at its expense, with BJ's in the defense and settlement of such HomeBase Third Party Claims.

         5.03 During the BJ's Control Period (unless TJX has exercised its right to control under section 6 hereof), BJ's may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the HomeBase Third Party Claims in any manner it may deem appropriate, and BJ's need not obtain any consent from TJX in connection therewith, provided, however, that any
                                                     --------  -------
claim of TJX based on a Disabling Conduct on the part of BJ's in the handling of the defense or settlement of such HomeBase Third Party Claims is hereby expressly preserved.

         5.04 From and after February 1, 2003 (the "TJX Control Period"), TJX shall have the right to control the defense and settlement of all pending and future HomeBase Third Party Claims. During the TJX Control Period, BJ's shall have the right to participate, at its expense, with TJX on the defense and settlement of such HomeBase Third Party Claims. During the TJX Control Period, TJX shall provide BJ's with monthly statements (with reasonable supporting documentation) of any HomeBase Lease Liability Payments and any Applicable Credits during the month in question. Except for any HomeBase Lease Liability Payment as to which TJX is one hundred percent (100%) indemnified pursuant to (and subject to the potential netting called for by) the second sentence of section 4 hereof (all of which such payments shall be 100% reimbursed by BJ's to TJX after taking into account any netting called for by said sentence), BJ's shall pay to TJX fifty percent (50%) of the Net HomeBase Lease Liability Payments within fifteen (15) days of the receipt of such statement.

         5.05 During the TJX Control Period or, subject to section 6.03 hereof, after TJX has exercised its right to control pursuant to section 6.01 hereof, TJX may defend against, and consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claims as to which it has control in any manner it may deem appropriate, and TJX need not obtain any consent from BJ's in connection therewith, provided, however, that any claim of BJ's based on
                              --------  -------
a Disabling Conduct
on the part of TJX in the handling of the defense or settlement of such Third Party Claims is hereby expressly preserved.

         5.06 TJX shall provide BJ's with written notice within ten (10) business days after the receipt of a written BJ's Third Party Claim or HomeBase Third Party Claim, provided that the failure of TJX to give such notice shall not relieve BJ's of its obligations under this Agreement except to the extent BJ's is materially prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail. Thereafter, TJX shall deliver to BJ's within five (5) business days after TJX's receipt thereof, copies of all notices and documents (including court papers) received by TJX relating to such Third Party Claim.

         5.07 Both TJX and BJ's shall make available to the other any personnel (to the extent that such tasks shall not unreasonably interfere with the performance of such employee's responsibilities) and any books, records or other documents within such Party's control or which it otherwise has the ability to make available that are reasonably necessary or appropriate for the defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of any BJ's Third Party Claim or HomeBase Third Party Claim, including pursuing any appeals of any judgments relating thereto.

         5.08 During the BJ's Control Period, TJX shall assign, at BJ's request, to the extent permitted to do so under the relevant lease or guaranty, TJX's tenants' rights (if any) under the relevant lease or guaranty (including such rights, if any, under TJX guaranties of HomeBase Leases) that would enable BJ's, as sub-lessor, to enter into sub-leases with respect to the premises covered by such HomeBase Leases.

     6.  Right of TJX To Control Third Party Claims Upon
         Occurrence of Control Event
         ------------------------------------------------

         6.01 TJX shall have the right at any time following the occurrence of a Control Event which is not cured within 30 days following written notice thereof to BJ's by TJX to elect to control the defense and settlement of all pending and future BJ's Third Party Claims or HomeBase Third Party Claims (or both). Control Event shall mean the occurrence of any of the following events:

              (a) BJ's shall have failed to perform in a material respect any of its obligations hereunder;

              (b) (i) BJ's shall have failed to maintain at the end of any fiscal quarter an actual or implied senior debt rating of at least B- by Standard & Poors or BB by Moodys and (ii) at the end of such quarter, BJ's shall have failed to maintain on a consolidated basis as of the end of such fiscal quarter a Fixed Charge Coverage Ratio (as such term is defined in the Agreement, dated as of April 4, 1995, between Waban, The First National Bank of Boston, and the other Lenders party thereto, without regard to any subsequent amendments, and interpreting such term as if BJ's were the borrower rather than Waban) greater than 1.20 to 1.0;

provided, however, that, in calculating the Fixed Charge Coverage Ratio,
- --------  -------
extraordinary items and HomeBase Lease Liability Payments shall be excluded;

              (c) BJ's or any of its subsidiaries shall have defaulted in the payment of any obligation for borrower money exceeding $10 million in principal amount which has been accelerated and is beyond any grace period provided with respect thereto; or

              (d) any of the following bankruptcy events shall have occurred:

                  (i) any decree or order for relief in respect of BJ's or any Significant Subsidiary (as defined in SEC Regulation SX) or any other three subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (collectively, the "Bankruptcy Law"), of any jurisdiction; or

                  (ii) BJ's or any Significant Subsidiary or any other three subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of BJ's or any Significant Subsidiary or any other three subsidiaries, or of any substantial part of the assets of BJ's or any Significant Subsidiary or any other three subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any similar proceedings relating to BJ's or any Significant Subsidiary or any other three subsidiaries under the Bankruptcy Law of any other jurisdiction; or

                  (iii) any petition or application referred to in clause (b) above is filed, or any such proceedings are commenced, against BJ's, any Significant Subsidiary or any other three subsidiaries and BJ's or such Significant Subsidiary or such other three subsidiaries by any act indicates its or their approval thereof or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

         6.02 From and after the end of the fourth fiscal quarter beginning from the date hereof, BJ's shall promptly report in writing to TJX any failure at any time of BJ's to comply with any of the tests set forth in paragraphs (a) through
(d) of section 6.01 hereof. From and after the end of the fourth fiscal quarter beginning from the date hereof, BJ's also shall furnish to TJX, within 45 days following the end of each fiscal quarter and within 90 days following the end of each fiscal year, a certificate signed by the President or Chief Financial Officer of BJ's certifying BJ's compliance (and, with respect to paragraph (b) of section 6.01, specifying the applicable credit rating or financial ratio for such fiscal quarter or fiscal year) as of the end of such fiscal quarter or fiscal year with each of the tests set forth in paragraphs (a) through (d) of section 6.01.

         6.03 From and after the end of the fourth fiscal quarter beginning from the date hereof, TJX shall promptly report in writing to BJ's any failure at any time of TJX to comply with any of the tests set forth in paragraphs (a) through
(d) of section 6.01 hereof (as if such paragraphs applied to TJX). From and after the end of the fourth fiscal quarter beginning from the date hereof, TJX also shall furnish to BJ's, within 45 days following the end of each fiscal quarter and within 90 days following the end of each fiscal year, a certificate signed by the President or Chief Financial Officer of TJX certifying TJX's compliance (and, with respect to paragraph (b) of section 6.01, specifying the applicable credit rating or financial ratio for such fiscal quarter or fiscal year) as of the end of such fiscal quarter or fiscal year with each of the tests set forth in paragraphs (a) through (d) of section 6.01 (as if such paragraphs applied to TJX).

         6.04 After the exercise by TJX of its right to control the HomeBase Third Party Claims pursuant to section 6.01 hereof, TJX shall provide BJ's during the remainder of the BJ's Control Period with prior written notice of any settlement agreement between TJX and the holder of a HomeBase Third Party Claim pursuant to which more than three (3) months of Liability of a HomeBase Lease is being extinguished. TJX shall not enter into any such settlement agreement without the consent of BJ's; provided, however, that such consent shall not be
                             --------  -------
unreasonably withheld. BJ's shall be deemed to have consented to such settlement agreement unless it notifies TJK in writing of its objection to such settlement agreement within 10 days of receipt of such notice.

     7.  Calculation of Net HomeBase Lease Liability Payments.  For purposes of
         ----------------------------------------------------
calculating the Net HomeBase Lease Liability Payments for which TJX is entitled to partial reimbursement from BJ's pursuant to section 5.04 hereof, (a) the "Applicable Credits" shall be an amount equal to the fair market value of any benefit (such as by way of example, any rental income received by TJX or any Affiliate thereof from a sublease with respect to a HomeBase Lease) that has inured to TJX or any Affiliate thereof during the period covered by the monthly statement in question (i) in regard to the premises that are the subject of the HomeBase Leases that are covered by such monthly statement or (ii) by reason of any claim made by TJX against any third party for reimbursement in whole or in part of any HomeBase Lease Liability Payment; and

(b) the "Net HomeBase Lease Liability Payments" shall be the amount of the HomeBase Lease Liability Payments during the month in question less the amount of any Applicable Credits during such month.

     8.   No Set Off or Recoupment. The obligations of BJ's to indemnify the TJX
          ------------------------
Indemnitees as provided for in this Agreement shall be absolute and not subject to any set off or recoupment. Moreover, TJX shall have no obligation to prosecute any claim or right of indemnification from Waban in order to be entitled to indemnification from BJ's pursuant to the terms of this Agreement.

     9.   No Third-Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and assigns.

     10.  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings and agreements (unless such agreements expressly so provide), by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     11.  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties and their respective successors and assigns.

     12.  Counterparts.  This Agreement is an agreement under seal and may be
          ------------
executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     13.  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to TJX:
          ---------

          The TJX Companies, Inc.
          770 Cochituate Road
          Framingham, Massachusetts  01701
          Telecopy No.:  (508) 390-2457
          Attention:    General Counsel

          Copy to:
          -------

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, New York  10022
          Telecopy No.:  (212) 446-4900
          Attention:  Luc A. Despins, Esq.

          If to BJ's:
          ----------

          BJ's Wholesale Club, Inc.
          One Mercer Road
          Natick, Massachusetts  01760
          Telecopy No.:  (508) 651-6251
          Attention:  Treasurer

          Copy to:
          -------

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts  02109
          Telecopy No.:  (617) 526-5000
          Attention:  Mark G. Borden, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by given the other Party notice in the manner herein set forth.

     15.  Governing Law.  This Agreement shall be governed by and construed in
          -------------   ----------------------------------------------------
accordance with the domestic laws of the Commonwealth of Massachusetts without
- ------------------------------------------------------------------------------
giving effect to any choice or conflict of law provision or rule (whether of the
- --------------------------------------------------------------------------------
Commonwealth of Massachusetts or any other jurisdiction) that would cause the
- -----------------------------------------------------------------------------
application of the laws of any jurisdiction other than the Commonwealth of
- --------------------------------------------------------------------------
Massachusetts.
- --------------

     16.  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     17.  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     18.  Expenses.  Each Party will bear his or its own costs and expenses
          --------
(including legal fees and expenses) incurred in connection with this Agreement.

     19.  Construction.  The Parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     20.  Specific Performance.  Each Party acknowledges and agrees that the
          --------------------
other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any State thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     21.  Further Assurances.  Each Party to this Agreement shall execute such
          ------------------
documents and take such further actions as may be reasonable required or desirable to carry out the provisions hereof.

     22.  Authority.  The Parties hereto represent and warrant to each other
          ---------
than the signatories to this Agreement are authorized to execute this Agreement; that each has full power and authority to enter into this Agreement; that this Agreement is duly executed and delivered, and constitutes a valid, binding agreement in accordance with its terms.

     23.  Effective Date.  This Agreement, and all of the rights and obligations
          --------------
of the parties hereunder, shall become effective upon the Effective Date, and if the Effective Date does not occur by December 31, 1997, this Agreement shall be null and void.

     24.  Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE
          --------------------
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY A PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 24 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     25.  TJX Representation.  TJX hereby represents that it has no knowledge of
          ------------------
the existence of a lease or sub-lease of property that is (i) currently used by the HomeBase division for which TJX or any Affiliate thereof may be liable as a tenant, sub-lease, surety or guarantor and (ii) not listed on the Schedule of Leases. For the purposes of this Agreement, "Knowledge" shall mean the actual present knowledge of Donald G. Campbell, without investigation; provided,
                                                                --------
however, that the fact that Mr. Campbell may have executed a guaranty with
- -------
respect to such lease shall not be deemed to be actual knowledge of Mr. Campbell unless such guaranty was executed by Mr. Campbell on or after January 18, 1997.

     26.  Subrogation.  In the event of any payment by BJ's to a TJX Indemnitee
          -----------
in connection with any Third Party Claim, BJ's shall be subrogated to and shall stand in the place of such TJX Indemnitee as to events or circumstances for which such TJX Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or as against any other Person; provided, however, that BJ's shall have no such
                                --------  -------
right of subrogation in regard to any HomeBase Lease Liability or any BJ's Lease Liability if the TJX Indemnitees have not been fully discharged and exonerated from any and all liability in respect of the HomeBase Lease or BJ's Lease in question. If BJ's is entitled to subrogation under this section 26, the TJX Indemnitees shall cooperate with BJ's in a reasonable manner, at the cost and expense of BJ's, in prosecuting any subrogated right or claim.

                                     ****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                               THE TJX COMPANIES, INC.


                               By:     /s/ Donald G. Campbell
                                       ------------------------------
                               Title:  Executive Vice President
                                       ------------------------------

                               BJ'S WHOLESALE CLUB, INC.


                               By:     /s/ Edward J. Weisberger
                                       ------------------------------
                               Title:  Senior Vice President
                                       ------------------------------